UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  MARCH 17, 2009

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFT 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFT 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFT 240.13c-4(c))

ITEM 8.01 OTHER EVENTS

NN, Inc. reports filing of Form 12b-25.  NN has announced that it requires additional time to finalize its fourth quarter statements and Annual Report on Form 10-K for the year ended December 31, 2008 and has filed with the Securities and Exchange Commission on Form 12b-25, Notification of Late Filing.  The Company will delay its filing  in order to more thoroughly complete  a review and analysis of the valuations of its recorded goodwill and other intangible assets.  NN expects to file its Form 10K on or before March 31, 2009, the fifteenth calendar day following the prescribed due date.

In preparing its financial statements, the Company has determined that additional time is required to complete its analysis due to the complexity of the calculations in relation to the unprecedented global economic conditions and the continued deterioration of its end markets.    The Company currently expects its analysis will result in the recording of total goodwill impairment charges in the range of  $38.4 million pre-tax ($24.4 million after-tax) to $47.3 million pretax ($33.3 million after-tax)  in the fourth quarter of 2008.

Exhibit:

Exhibit Number     Description of Exhibit
99.1                        Press Release of NN, Inc. dated March 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: March 17, 2009	By:	/s/ William C. Kelly, Jr.
Name : William C. Kelly, Jr.
Title : Vice President and Chief Administrative Officer